Exhibit 99.01

REVOCABLE PROXY

TANGRAM ENTERPRISE SOLUTIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TANGRAM ENTERPRISE SOLUTIONS, INC.

John F. Owens, Carl G. Sempier, and Frank P. Slattery, Jr., or any one or more of them with power of substitution in each, are hereby appointed proxyholders for the undersigned, and are hereby authorized to represent the undersigned at the Special Meeting of Shareholders of Tangram Enterprise Solutions, Inc. to be held at the law offices of Stevens & Lee located at 620 Freedom Business Center, Suite 200, King of Prussia, Pennsylvania, on February 20, 2004 at 10:00 a.m. Eastern Time, and at any adjournment thereof, and at this meeting and any adjournment, to vote, as designated below, the same number of shares as the undersigned would be entitled to vote if then personally present.

This proxy, when properly signed by you, will be voted in the manner you direct on this card. If no direction is made, this proxy will be voted FOR the approval and adoption of the Agreement and Plan of Reorganization dated as of December 4, 2003 among Tangram Enterprise Solutions, Inc., Opsware Inc. and TES Acquisition Corp.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

A shareholder wishing to vote in accordance with the board of directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the proxies unless this proxy card is signed and returned.

(IT IS IMPORTANT THAT YOU SIGN AND DATE

THIS PROXY CARD ON THE OTHER SIDE)

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

Tangram Enterprise Solutions, Inc. 110000 Regency Parkway Suite 301 Cary, North Carolina 27511	I plan to attend the meeting ☐

Proposal to approve and adopt the Agreement and Plan of Reorganization dated as of December 4, 2003 among Tangram Enterprise Solutions, Inc., Opsware Inc. and TES Acquisition Corp.

☐  For                    ☐  Against                    ☐  Abstain

The board of directors of Tangram Enterprises Solutions, Inc. recommends a vote “FOR” approval of the Agreement and Plan of Reorganization. Such votes are hereby solicited by the board of directors.

The undersigned hereby acknowledges the receipt, prior to the signing of this Proxy, of a Notice of Special Meeting of Shareholders of Tangram Enterprise Solutions, Inc. called for February 20, 2004 and a Proxy Statement/Prospectus for the Special Meeting.

DATE:	, 2004

Signature

Signature

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above.

If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.

NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.